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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders of Coldwater Creek Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-82260, 333-60099, 333-31699 and 333-137025) on Forms S-8 of Coldwater Creek Inc. of our report dated June 20, 2006, with respect to the consolidated statements of operations, stockholders' equity, and cash flows of Coldwater Creek Inc. for the fiscal year ended January 28, 2006 which report appears in the February 2, 2008 annual report on Form 10-K of Coldwater Creek Inc.

/s/ KPMG LLP

Boise, Idaho
April 2, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM